UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Uwharrie Capital Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

NOTICE is hereby given that the Annual Meeting of Shareholders of Uwharrie Capital Corp (the “Company”) will be held as follows:

Place:	Stanly County Agri-Civic Center
26032 Newt Road
Albemarle, North Carolina

Date:	Tuesday, May 12, 2009

Time:	4:30 p.m. – 6:00 p.m.	Buffet Dinner & Fellowship
	6:00 p.m. – 6:30 p.m.	Recognitions
	6:30 p.m.	Business Meeting

The purposes of the meeting are:

1.	To elect six (6) directors to three (3) year terms and one (1) director to a two (2) year term;

2.	To ratify a non-binding shareholder resolution regarding executive compensation;

3.	To ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2009; and

4.	To transact such other business as may properly be presented for action at the meeting.

You are invited to attend the annual meeting in person. However, even if you plan to attend, you are requested to complete, sign and date the enclosed appointment of proxy and return it promptly in the envelope provided for that purpose or to vote via the internet in order to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

We have elected to furnish our proxy solicitation materials via U.S. mail and also to notify you of the availability of our proxy materials on the internet. The notice of annual meeting, proxy statement, proxy card and annual report are available at www.uwharrie.com/vote.

By Order of the Board of Directors

Roger L. Dick
President and Chief Executive Officer

March 31, 2009

Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

704-982-4415

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Uwharrie Capital Corp (the “Company”) of appointments of proxy for use at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on May 12, 2009, at 6:30 p.m., in the Stanly County Agri-Civic Center, 26032 Newt Road, Albemarle, North Carolina, and at any adjournments thereof. The Company’s proxy solicitation materials are being mailed on or about March 31, 2009 to shareholders of record as of March 6, 2009.

Voting of Proxies

Persons named in the enclosed appointment of proxy as proxies (the “Proxies”) to represent shareholders at the Annual Meeting are Roger L. Dick, Brendan P. Duffey and Christy D. Stoner. Shares represented by each appointment of proxy which is properly executed, submitted by mail or the internet and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, such shares will be voted “FOR” the election of each of the seven (7) nominees for director named in Proposal 1 and “FOR” Proposals 2 and 3. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will be authorized to vote for a substitute nominee. On such other matters as may come before the meeting, the Proxies will be authorized to vote in accordance with their best judgment.

Record Date

The close of business on March 6, 2009 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The Company’s voting securities are the shares of its common stock, par value $1.25 per share, of which 7,593,929 shares were outstanding on March 6, 2009. There were approximately 3,499 shareholders of the Company’s common stock on December 31, 2008.

Voting Procedures; Quorum; Votes Required for Approval

At the Annual Meeting, each shareholder will be entitled to one vote for each share held of record on the Record Date on each matter submitted for voting and, in the election of directors, for each director to be elected. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors.

A majority of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1 below, the seven (7) nominees receiving the greatest number of votes shall be elected.

In the case of Proposals 2 and 3, for each such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect.

Revocation of Appointment of Proxy

Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement. Appointments of proxy also may be solicited personally or by telephone by the directors, officers and employees of the Company and its subsidiaries without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to beneficial owners.

Authorization to Vote on Adjournment and Other Matters

Unless the Secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the Proxies to vote in their discretion regarding any procedural motions that may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional appointments of proxy to establish a quorum or to provide additional information to shareholders. However, appointments of proxy voted against any one of the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Beneficial Ownership of Securities by Directors, Nominees and Executive Officers

As of March 6, 2009, no shareholder known to management beneficially owned more than 5% of the Company’s common stock, except as disclosed in the following table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Uwharrie Capital Corp Employee Stock Ownership Plan and Trust Albemarle, NC	390,077	(1)	5.14

(1)	Robert O. Bratton, Roger L. Dick, Brendan P. Duffey, David C. Gaskin, Susan B. Gibson, J. Michael Massey, Christy D. Stoner, and Barbara S. Williams serve as trustees for the Uwharrie Capital Corp Stock Ownership Plan and Trust (the “ESOP”).

The following table lists the individual beneficial ownership of the Company’s common stock as of March 6, 2009, by the Company’s current directors, nominees for director and executive officers, and by all current directors, nominees and executive officers of the Company as a group. Current directors and executive officers as a group beneficially owned 14.30% of the Company’s common stock on such date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class
W. Stephen Aldridge, III Albemarle, NC	2,400	(3)	0.03

Robert O. Bratton Concord, NC	257		0.00

Joe S. Brooks Albemarle, NC	23,066	(4)	0.30

Ronald T. Burleson Richfield, NC	18,864	(5)	0.25

Bill C. Burnside Albemarle, NC	12,875	(6)	0.17

Roger L. Dick Albemarle, NC	109,066		1.42

Brendan P. Duffey Cary, NC	68,295		0.89

Henry E. Farmer, Sr. Albemarle, NC	5,806		0.08

Charles F. Geschickter, III Stanfield, NC	915		0.01

Thomas M. Hearne, Jr. Albemarle, NC	12,195		0.16

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class
Charles D. Horne Wadesboro, NC	913		0.01

Patricia K. Horton Concord, NC	5,680	(7)	0.07

W. Kenneth Huntley Wadesboro, NC	3,835		0.05

Joseph R. Kluttz, Jr. Albemarle, NC	7,390		0.10

W.D. “Bill” Lawhon, Jr. Albemarle, NC	33,444	(8)	0.44

Lee Roy Lookabill, Jr. Wadesboro, NC	7,348	(9)	0.10

W. Chester Lowder Norwood, NC	3,541	(10)	0.05

Barry S. Moose Mt. Pleasant, NC	3,314	(11)	0.04

James E. Nance Albemarle, NC	38,796	(12)	0.51

Emmett S. Patterson Wadesboro, NC	1,298		0.02

Timothy J. Propst Concord, NC	11,639	(13)	0.15

Susan J. Rourke Harrisburg, NC	3,092		0.04

Donald P. Scarborough Polkton, NC	9,262	(14)	0.12

John W. Shealy, Jr. Concord, NC	4,302		0.06

Michael E. Snyder, Sr. Albemarle, NC	84,401		1.11

Douglas L. Stafford Albemarle, NC	15,309		0.20

Christy D. Stoner Albemarle, NC	134,828	(15)	1.75

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class
Jimmy L. Strayhorn Wadesboro, NC	70,483		0.92

Jeffrey M. Talley Stanfield, NC	5,001	(16)	0.07

Emily M. Thomas Wadesboro, NC	2,529		0.03

Edward B. Tyson Kannapolis, NC	6,869	(17)	0.09

Barbara S. Williams Albemarle, NC	37,494	(18)	0.49

All current directors, nominees and executive officers as a group (32 persons)	1,134,584	(19)	14.30

(1)	Except as otherwise noted, to the best knowledge of management of the Company, the individuals named or included in the group above exercise sole voting and investment power with respect to all shares shown as beneficially owned. The calculations of the percentage of class beneficially owned by each individual are based on a total of 7,593,929 shares outstanding on March 6, 2009 plus the number of shares capable of being issued to that individual (if any) within 60 days of March 6, 2009 upon the exercise of stock options held by that individual (if any).
(2)	Includes shares over which the named individual shares voting and investment power as follows: Mr. Brooks – 9,467 shares; Mr. Burnside – 11,860 shares; Mr. Duffey – 1,091 shares; Mr. Farmer – 1,001 shares; Mr. Geschickter – 915 shares; Ms. Horton – 108 shares; Mr. Huntley – 3,835 shares; Mr. Lawhon – 562 shares; Mr. Lookabill - 3,914 shares; Mr. Lowder – 2,284 shares; Mr. Moose – 243 shares; Mr. Nance – 6,157 shares; Ms. Rourke – 2,009 shares and Mr. Talley – 528 shares.
(3)	Includes 1,059 shares held by Mr. Aldridge as custodian for minor child.
(4)	Includes 327 shares held by Mr. Brooks’ adult child.
(5)	Mr. Burleson disclaims beneficial ownership as to 2,829 shares owned by an adult child.
(6)	Includes 482 shares owned by Mr. Burnside’s spouse.
(7)	Includes 1,994 shares held by Ms. Horton’s spouse and 168 shares held by Ms. Horton’s spouse as custodian for grandchildren.
(8)	Includes 121 shares held by Mr. Lawhon as custodian for grandchild.
(9)	Includes 1,521 shares held by Mr. Lookabill as custodian for grandchildren.
(10)	Includes 666 shares held by Mr. Lowder’s adult child.
(11)	Includes 3,071 shares owned by Mr. Moose’s spouse and father-in-law jointly.

(12)	Includes 6,500 shares held by Mr. Nance’s spouse and 19,500 shares held by Mr. Nance as custodian for his children.
(13)	Includes 530 shares held by Mr. Propst as custodian for children and 2,168 shares held by Mr. Propst’s spouse.
(14)	Includes 6,892 shares held by Mr. Scarborough’s mother, for whom he is Power of Attorney.
(15)	Includes 4,019 shares held by Ms. Stoner as custodian for a minor child.
(16)	Includes 887 shares held by Mr. Talley’s spouse.
(17)	Includes 5,293 shares held by Mr. Tyson’s spouse.
(18)	Includes 646 shares held by Ms. Williams’ spouse.
(19)	Includes an aggregate of 339,972 shares that directors or executive officers included in the group could purchase under stock options exercisable within 60 days of March 6, 2009. Also includes 390,077 shares held by the ESOP for which Robert O. Bratton, Roger L. Dick, Brendan P. Duffey, David C. Gaskin, Susan B. Gibson, J. Michael Massey, Christy D. Stoner, and Barbara S. Williams serve as trustees and exercise voting rights.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Company’s common stock. To the knowledge of the management of the Company based upon information supplied to the Company by the directors and executive officers, all required reports of directors and executive officers of the Company have been timely filed with the exception of an initial report of beneficial ownership (Form 3) for director Barry S. Moose who was appointed by the Board of Directors in December to fill an unexpired term.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws provide for a Board of Directors composed of eighteen (18) members divided into three classes, each consisting of six (6) directors who are elected to terms of three (3) years. Each year the terms of six (6) directors expire and six (6) persons are elected as directors for new three (3) year terms. The Board of Directors has nominated the six (6) persons named in the following table for election by shareholders at the Annual Meeting as directors of the Company for three (3) year terms and one (1) person for a two (2) year term or, in each case, until their respective successors are duly elected and qualified.

Name and Age	Position with Company	Year First Elected/ Proposed Term Expires(1)	Principal Occupation and Business Experience for the Past Five Years
Three-Year Terms

W. Stephen Aldridge, III (35)	Nominee	2006/2012	President, Stanly Funeral Home, Inc., Albemarle, NC

Bill C. Burnside (59)	Nominee	1998/2012	Owner, Bill C. Burnside, DDS, Albemarle, NC

W. Kenneth Huntley (60)	Nominee	2000/2012	President, Huntley Oil & Gas Co., Inc., Wadesboro, NC

Joseph R. Kluttz, Jr. (70)	Director	2005/2012	President, Albemarle Insurance Agency, Inc., Albemarle, NC

Lee Roy Lookabill, Jr. (60)	Nominee	2003/2012	President, Anson Real Estate and Insurance Company, Inc. Wadesboro, NC

Edward B. Tyson (68)	Nominee	2003/2012	Retired; previously, Kannapolis City Schools Superintendent, Kannapolis, NC

Two-Year Term

Barry S. Moose (46)	Director(2)	2008/2011	Division Engineer, North Carolina Department of Transportation, Albemarle, NC

(1)	The year first elected indicates the year in which each individual was first elected a director of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable and does not reflect any break(s) in the named individuals’ tenures as directors of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable.
(2)	Mr. Moose was appointed to the Board of Directors on December 16, 2008 to fill a vacancy resulting from the death of Dr. John P. Murray in July, 2008.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1 ABOVE.

Incumbent Directors

The Company’s current Board of Directors includes eleven (11) directors whose terms will continue after the Annual Meeting. The following table contains information about those eleven (11) incumbent directors.

Name and Age	Position with Company	Year First Elected/ Current Term Expires (1)	Principal Occupation and Business Experience for the Past Five Years
Joe S. Brooks (59)	Director	1997/2011	Owner and Manager, Brothers Precision Tool Company, Albemarle, NC (tool and dye machine shop)

Ronald T. Burleson (59)	Director	1997/2011	Partner, Thurman Burleson & Sons Farm, Richfield, NC (cotton and grain farming operation and partner in cotton gin)

Henry E. Farmer, Sr. (75)	Director	2006/2010	Retired; previously, President and Owner, Henry E. Farmer, Inc., Albemarle, NC (chemical specialty business)

Charles F. (“Tad”) Geschickter, III (46)	Director	2005/2011	President and Chief Executive Officer, ST Motorsports, Inc; JTG Racing, Inc., Harrisburg, NC

Thomas M. Hearne, Jr. (58)	Director	2004/2010	Geopavement Engineer, North Carolina Department of Transportation, Harrisburg, NC

Charles D. Horne (57)	Director	2007/2010	President, Hornwood, Inc., Lilesville, NC

W. Chester Lowder (60)	Director	1995/2011	Director of Livestock Program, Public Policy Division, North Carolina Farm Bureau Federation, Incorporated, Raleigh, NC

Timothy J. Propst (48)	Director	2003/2010	Executive Vice President, Propst Construction Co., Inc., Concord, NC (utilities and soil stabilization construction)

Susan J. Rourke (63)	Director	2003/2011	President, U.S. Land Management Co., Harrisburg, NC

Donald P. Scarborough (57)	Director	2004/2010	President and Owner, Plank Road Realty, Inc., Wadesboro, NC

John W. Shealy, Jr. (58)	Director	2003/2010	President, Capital Concrete Co., Lexington, SC

(1)	The year first elected indicates the year in which each individual was first elected a director of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable, and does not reflect any break(s) in certain of the named individuals’ tenures as directors of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable.

Director Independence

Each member of the Company’s Board of Directors and each nominee for election to the Board is “independent” as defined by NASDAQ listing standards and by the rules and regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination the Board considered any material insider transactions between directors or nominees for director and the Company or its subsidiaries. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

No director is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held eight (8) regular meetings during 2008. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of any committees on which he or she served, except Messrs. Farmer and Lowder of whom attended fewer than 75% due to prior business commitments.

It is the policy of the Company that directors attend each annual meeting and any special meetings of the Company’s shareholders. Fourteen (14) of the Company’s eighteen (18) directors attended the 2008 annual meeting of shareholders.

The Company’s Board of Directors has several standing committees, including a Human Resources (Compensation) Committee, a Nominating Committee and an Examining (Audit) Committee.

Human Resources Committee. The current members of the Human Resources Committee, which performs the functions of a compensation committee, are Joe S. Brooks - Chair, Charles F. Geschickter, III, W. Chester Lowder, Timothy J. Propst, Susan J. Rourke, Donald P. Scarborough and Emily M. Thomas. All members of the Human Resources Committee are independent directors. The Human Resources Committee reviews the compensation process for the Company and its subsidiaries to ensure it is consistent with corporate and board policy. The Human Resources Committee serves as the catalyst for the development of compensation related recommendations for all officers of the Company and its subsidiaries and meets with representatives of the Company and each subsidiary to develop recommendations and input into the overall budget process for the Company. Each individual Board of Directors is ultimately responsible for final decisions pertaining to compensation; however, this Committee makes recommendations to the various Boards based upon overall Company policy. The Human Resources Committee met four (4) times during 2008.

The Human Resources Committee meets on an as needed basis to review the salaries and compensation programs required to attract and retain the Company’s executive officers and those of its subsidiaries. The Committee participates in the budget process by recommending salary levels for executive and senior officers to be approved by the respective Boards of Directors of the Company and its subsidiaries. The Committee makes recommendations to each of the Boards of Directors regarding the compensation of executive and senior officers with the respective Boards of Directors ultimately determining such compensation. The salary of each of the Company’s executive and senior officers is determined based upon the officer’s experience, managerial effectiveness, contribution to the Company’s overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee also compares the compensation of the Company’s executive and senior officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Company’s market area and appropriate state and national salary data.

Nominating Committee. The current members of the Nominating Committee are James E. Nance – Chair, Ronald T. Burleson, Charles D. Horne, W. Chester Lowder, Emmett S. Patterson, Timothy J. Propst, Susan J. Rourke, Donald P. Scarborough, Douglas L. Stafford; and Emily M. Thomas. The Nominating Committee recommended the six (6) nominees for election to the Board of Directors. The Nominating Committee met three (3) times during 2008.

Recommendations of nominee candidates by shareholders for the 2010 Annual Meeting should be submitted in writing to the Chief Executive Officer of the Company by December 1, 2009, and should be accompanied by a statement of each candidate’s qualifications and willingness to serve as a director. In order to stand for election to the Board of Directors, nominees must have economic, business or residential ties to one or more of the Company’s market areas and must be in compliance with the Company’s Policy Statement and Guidelines for Uwharrie Capital Corp Stock Ownership by Directors. A copy of the Policy Statement may be obtained free of charge upon written request made to the Secretary of the Company.

Examining Committee. The current members of the Examining Committee are John W. Shealy, Jr. – Chair, Joe S. Brooks, Ronald T. Burleson, Thomas M. Hearne, Charles D. Horne and Joseph R. Kluttz, Jr. Additionally, Emmett S. Patterson, W. Stephen Aldridge, III, and Estus B. White, who are directors of Anson Bank & Trust Co., Bank of Stanly and Cabarrus Bank & Trust Company, respectively, also serve as members of the Committee. The members of the Examining Committee are both “independent” and “financially literate” under applicable standards. The Board of Directors has determined that John W. Shealy, Jr., a member of the Examining Committee, meets the requirements of the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the reporting company’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The Examining Committee met seven (7) times in 2008. The Report of the Examining Committee is included on page 20 of this proxy statement.

Director Compensation

During 2008, each director received a fee of $200 for each Board of Directors meeting attended and $100 for attendance at each meeting of a committee. Beginning in July of 2008, directors began receiving a travel allowance for meetings attended.

On March 1, 1994, the Company established a Directors’ Deferred Compensation Plan in accordance with the laws of the State of North Carolina under which each director could elect to defer receipt of fees for services rendered to the Company as a director during the term of his or her service by entering into a written deferred compensation election. This plan was closed to new participants in 2001; subsequently, only one director continued to defer receipt of fees under the plan during 2008. As of December 31, 2008 this plan was terminated.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation(5)	Total
Joe S. Brooks	$2,500	—	—	$80	$2,580
Ronald T. Burleson(1)	1,200	—	—	70	1,270
Henry E. Farmer, Sr.	800	—	—	30	830
Charles F. Geschickter, III	1,500	—	—	40	1,540
Thomas M. Hearne, Jr.	2,500	—	—	100	2,600
Charles D. Horne	2,000	—	—	225	2,225
Joseph R. Kluttz, Jr.	1,900	—	—	80	1,980
B. Franklin Lee(2)	600	—	—	—	600
W. Chester Lowder	1,400	—	—	30	1,430
Barry S. Moose(3)	—	—	—	—	—
John P. Murray, M.D. (4)	1,200	—	—	—	1,200
James E. Nance	2,300	—	—	70	2,370
Emmett S. Patterson	1,700	—	—	180	1,880
Timothy J. Propst	2,100	—	—	150	2,250
Susan J. Rourke	1,600	—	—	120	1,720
Donald P. Scarborough	1,800	—	—	180	1,980
John W. Shealy, Jr.	1,600	—	—	210	1,810
Michael E. Snyder, Sr.	3,400	—	—	110	3,510
Douglas L. Stafford	1,600	—	—	180	1,780
Emily M. Thomas	2,000	—	—	270	2,270

(1)	Mr. Burleson joined the Board of Directors effective May 13, 2008.
(2)	Mr. Lee’s term as a member of the Board of Directors expired effective May 13, 2008.
(3)	Mr. Moose was appointed to the Board of Directors on December 16, 2008 to fill a vacancy.
(4)	Dr. Murray’s term as a member of the Board of Directors ended on July 30, 2008 as a result of his death.
(5)	Beginning in July 2008 directors received a travel allowance for attendance at Board of Directors and committee meetings.

Executive Officers

The following table contains information about the executive officers of the Company and its direct and indirect subsidiaries.

Name and Age	Positions with the Company and/or Subsidiary and Prior Experience	Employed Since
Roger L. Dick (57)	President and Chief Executive Officer, Uwharrie Capital Corp	1983

Brendan P. Duffey (60)	Executive Vice President and Chief Operating Officer, Uwharrie Capital Corp; formerly, Vice President and General Manager, Global Knowledge Network, Inc., 1999-2004	2004

Robert O. Bratton (60)	Chief Financial Officer, Uwharrie Capital Corp; formerly, Executive Vice President and Chief Administrative Officer FNB United 2006-2007; Executive Vice President and Chief Financial Officer, First Charter Corp., 1974 – 2005	2008

Barbara S. Williams (65)	Executive Vice President and Controller, Uwharrie Capital Corp	1995

Christy D. Stoner (44)	President and Chief Executive Officer of The Strategic Alliance Corporation and BOS Agency, Inc.; Chief Executive Officer, Strategic Investment Advisors, Inc.; Executive Vice President of Marketing, Uwharrie Capital Corp	1991

Jeffrey M. Talley (35)	President, Strategic Investment Advisors, Inc.	1997

W. D. “Bill” Lawhon, Jr. (57)	President and Chief Executive Officer, Bank of Stanly; formerly, Senior Vice President, First Citizens Bank, 1990-2002	2002

Jimmy L. Strayhorn (65)	President and Chief Executive Officer, Anson Bank & Trust Co.; formerly, Vice President and Regional Executive, BB&T, 1975-2002	2002

Patricia K. Horton (57)	President and Chief Executive Officer, Cabarrus Bank & Trust Company; formerly, Senior Vice President, First Charter Bank, 1972-2004	2004

Executive Compensation

The following Summary Compensation Table shows all cash and non-cash compensation paid to or received or deferred by Roger L. Dick, Brendan P. Duffey, Robert O. Bratton, Barbara S. Williams, Christy D. Stoner, Jeffrey M. Talley, W.D. “Bill” Lawhon, Jr., Jimmy L. Strayhorn and Patricia K. Horton (the “Named Executive Officers”) for services rendered in all capacities during the fiscal years ended December 31, 2008 and 2007. Compensation paid to the Named Executive Officers consisted of cash salary, bonus, equity compensation in the form of incentive stock option awards, 401(k) matching contributions, insurance premiums paid on behalf of each of the Named Executive Officers, commission-based compensation and certain perquisites. The table below summarizes the dollar amounts of each element of compensation and for incentive stock options, the expense recognized by the Company pursuant to Statement of Financial Accounting Standards

No. 123, as revised. None of the Named Executive Officers received perquisites in an aggregate amount exceeding $10,000 during the fiscal years ended December 31, 2008 or 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Roger L. Dick, President and Chief Executive Officer of the Company	2008	$236,206	$35,000	—	$5,838	$125,000	$21,459	$423,503
	2007	230,170	34,000	—	11,508	38,969	14,565	329,212
	2006	222,400	13,000	—	11,120	38,100	13,242	297,862

Brendan P. Duffey, Executive Vice President and Chief Operating Officer of the Company	2008	215,509	32,000	—	5,326	98,500	16,404	367,738
	2007	210,002	29,000	—	10,500	49,250	13,972	312,724
	2006	202,920	13,000	—	10,146	—	11,672	237,738

Robert O. Bratton Chief Financial Officer of the Company	2008	27,000	—	—	—	—	193	27,193
	2007	—	—	—	—	—	—	—
	2006	—	—	—	—	—	—	—

Barbara S. Williams, Executive Vice President and Controller of the Company (Principal Financial Officer)	2008	96,296	6,000	—	2,480	—	6,573	111,349
	2007	93,832	5,800	—	4,717	—	6,204	110,553
	2006	90,549	5,000	—	4,527	—	5,349	105,425

Christy D. Stoner, President and Chief Executive Officer of The Strategic Alliance Corporation and BOS Agency, Inc.; Chief Executive Officer, Strategic Investment Advisors, Inc.; Executive Vice President of Marketing of the Company	2008	144,453	10,000	—	3,670	43,300	50,539	251,962
	2007	141,159	8,500	—	7,058	11,458	56,744	224,919
	2006	140,780	8,500	—	7,039	5,029	8,562	169,910

Jeffrey M. Talley, President, Strategic Investment Advisors, Inc.	2008	81,344	8,500	—	2,034	—	90,964	164,813
	2007	81,344	5,800	—	4,097	—	68,326	159,567
	2006	—	—	—	—	—	—	—

W. D. “Bill” Lawhon, Jr., President and Chief Executive Officer, Bank of Stanly	2008	132,271	8,500	—	3,299	—	17,819	161,889
	2007	128,891	8,500	—	6,445	—	8,517	152,353
	2006	123,202	—	—	6,162	—	6,999	136,363

Jimmy L. Strayhorn, President and Chief Executive Officer, Anson Bank & Trust Co.	2008	109,834	7,000	—	2,715	117,000	9,696	264,275
	2007	107,028	4,200	—	5,351	13,348	7,317	137,244
	2006	103,427	5,000	—	5,171	8,719	6,206	128,523

Patricia K. Horton, President and Chief Executive Officer, Cabarrus Bank & Trust Company	2008	125,757	6,500	—	3,108	—	12,964	148,360
	2007	122,543	11,450	—	6,433	—	8,015	148,441
	2006	118,411	8,000	—	5,921	—	6,929	139,261

(1)	Includes amounts deferred at the officers’ election pursuant to the Company’s Section 401(k) savings plan.
(2)	Calculated in accordance with FAS 123R. The assumptions used in estimating the fair value of options are set forth in note 15 to the Company’s audited consolidated financial statements at December 31, 2008.

(3)	The Company maintained an incentive plan under which, at the end of each calendar quarter, each of certain officers and employees are eligible to receive a cash bonus equal to 5.0% of their quarterly salary, if the Company’s financial performance for that quarter equaled or exceeded budgeted amounts.

(4)	Includes 401(k) matching contributions and the dollar value of certain insurance premiums paid on behalf of the named officers for group term life and disability insurance. Also includes Company contributions allocated to each of the officers under the Company’s Employee Stock Ownership Plan and, to the extent applicable, payments made pursuant to commission or revenue sharing arrangements. Total perquisites did not exceed $10,000 for any of the Named Executive Officers.

Stock Options and Incentives

At the 2006 Annual Meeting, the shareholders of the Company approved the Uwharrie Capital Corp 2006 Incentive Stock Option Plan. The 2006 Incentive Stock Option Plan provides for the issuance of up to 154,971 shares (as adjusted for stock dividends) of the Company’s common stock to officers and other full-time “key employees” of the Company and its subsidiaries upon the exercise of incentive stock options meeting the qualifications of Section 422 of the Internal Revenue Code.

The Shareholders also approved the Uwharrie Capital Corp 2006 Employee Stock Purchase Plan at the 2006 Annual Meeting. The Employee Stock Purchase Plan provides for the grant of purchase options of up to 103,234 shares of the Company’s common stock upon the exercise of purchase options meeting the qualifications of Section 423 of the Internal Revenue Code.

No incentive stock options or purchase options were granted to the Named Executive Officers during 2007 and 2008.

The following table sets forth information regarding estimated future payouts under the Company’s quarterly incentive plan.

GRANTS OF PLAN BASED AWARDS

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Name	Grant Date	Threshold	Target	Maximum	All other Stock Awards; Number of Shares of Stock or Units	All other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards
Roger L. Dick	—	—	$5,838	—	—	—	—
Brendan P. Duffey	—	—	5,326	—	—	—	—
Robert O. Bratton	—	—	—	—	—	—	—
Barbara S. Williams	—	—	2,480	—	—	—	—
Christy D. Stoner	—	—	3,670	—	—	—	—
Jeffrey M. Talley	—	—	2,034	—	—	—	—
W.D. “Bill” Lawhon, Jr.	—	—	3,299	—	—	—	—
Jimmy L. Strayhorn	—	—	2,715	—	—	—	—
Patricia K. Horton	—	—	3,108	—	—	—	—

The following table sets forth information regarding vested and unvested incentive stock options outstanding as of December 31, 2008. All of the Company’s outstanding stock options have been granted at 100% of fair market value on the date of grant. The number of shares underlying all outstanding stock options, and the exercise prices associated with each option grant, have been adjusted for the effect of annual 3% stock dividends.

The Company has not adopted any plan providing for the grant of restricted stock or long-term compensation units to employees and, accordingly, all columns in the table below pertaining to restricted stock or long-term compensation have been omitted.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Options Unexerciseable	Equity Incentive Plan Awards; No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Roger L. Dick	70,590	—	—	$4.22	Nov. 29, 2009
Brendan P. Duffey	64,099	16,034	—	5.35	May 19, 2014
Robert O. Bratton	—	—	—	—	—
Barbara S. Williams	17,354	—	—	4.22	Nov. 29, 2009
Christy D. Stoner	90,551	—	—	4.22	Nov. 29, 2009
Jeffrey M. Talley	—	—	—	—	—
W.D. “Bill” Lawhon, Jr.	29,851	—	—	4.61	Nov. 19, 2012
Jimmy L. Strayhorn	67,527	—	—	4.61	Nov. 19, 2012
Patricia K. Horton	—	—	—	—	—

Three of the Named Executive Officers exercised stock options during the fiscal year ended December 31, 2008.

Employee Stock Ownership Plan

On January 1, 1999, the Uwharrie Capital Corp Employee Stock Ownership Plan and Trust (“ESOP”) became effective. Under the ESOP, all associates who were employed by the Company or any of its direct or indirect subsidiaries for at least 1,000 hours during a given plan year and who have attained the age of 18 are eligible to participate. All ESOP participants who were employed by the Company or any of its direct or indirect subsidiaries prior to January 1, 2007 are fully vested in their ESOP accounts. Participants who were hired on or after January 1, 2007 are subject to a three-year cliff vesting schedule with respect to their ESOP accounts. Pursuant to the ESOP, 390,539 dividend-adjusted shares are held in trust, with Robert O. Bratton, Roger L. Dick, Brendan P. Duffey, David C. Gaskin, Susan B. Gibson, J. Michael Massey, Christy D. Stoner, and Barbara S. Williams as trustees.

Supplemental Retirement Plan

The Company has implemented a non-qualifying deferred compensation plan for certain executive officers. Certain of the plan benefits will accrue and vest during the period of employment, and will be paid in fixed monthly benefit payments for up to ten years commencing with the officer’s retirement at any time after attainment of the age specified in the officer’s plan agreement. The plan also provides for payment of death benefits and for payment of disability benefits in the event the officer becomes permanently disabled prior to attainment of retirement age.

Effective December 31, 2008, this plan was amended and restated to comply with Section 409A of the Internal Revenue Code. The participants’ account liability balances as of December 31, 2008 will be transferred into a trust fund, where investments will be participant-directed. The plan is structured as a defined contribution plan and the Company’s expected annual funding contribution for the participant has been calculated through the participant’s expected retirement date. Under terms of the agreement, the Company has reserved the absolute right, at its sole discretion, to either fund or refrain from funding the plan. The plan also provides for payment of death benefits and for payment of disability benefits in the event the officer becomes permanently disabled prior to attainment of retirement age.

PENSION BENEFITS

Name	Plan Name	No. of Years of Credited Service	Accumulated Benefit	Payments During Last Fiscal Year
Roger L. Dick	Sup. Exec. Retirement	25	$531,832	-0-
Brendan P. Duffey	Sup. Exec. Retirement	4	147,750	-0-
Robert O. Bratton	—	—	-0-	-0-
Barbara S. Williams	—	—	-0-	-0-
Christy D. Stoner	Sup. Exec. Retirement	17	139,937	-0-
Jeffrey M. Talley	—	—	-0-	-0-
W.D. “Bill” Lawhon, Jr.	—	—	-0-	-0-
Jimmy L. Strayhorn	Sup. Exec. Retirement	6	295,291	-0-
Patricia K. Horton	—	—	-0-	-0-

The Company has purchased life insurance policies on certain of its executive officers. The Company has entered into Endorsement Method Split-Dollar Plan Agreements (the “Split-Dollar Agreements”) with Roger L. Dick, Christy D. Stoner and Jimmy L. Strayhorn. Under the terms of the Split-Dollar Agreements, the proceeds from each policy are divided between the Company and the executive, with the executive’s designated beneficiary receiving 85% of the difference between the total proceeds of the policy and the policy’s cash value. As of December 31, 2008, the survivor’s benefit for the named beneficiaries of Mr. Dick, Mr. Duffey, Ms. Stoner and Mr. Strayhorn under these life insurance policies was $2,283,225, $1,000,000, $1,060,319 and $365,523, respectively.

Transactions with Management

The Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company and The Strategic Alliance Corporation have had, and expect to have in the future, transactions in the ordinary course of business with certain of the directors and executive officers and their associates of the Company and its direct and indirect subsidiaries. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by the Company’s bank subsidiaries to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the management of the Company and its bank subsidiaries, Regulation O has been complied with in its entirety.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009 (“ARRA”) was enacted on February 17, 2009. This law requires that any proxy statement for an annual meeting of the shareholders of any participant in the U.S. Department of the Treasury’s TARP Capital Purchase Program include a separate proposal in its proxy statement for a non-binding shareholder vote on the compensation paid to its executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC. This “say on pay” proposal is required during the period in which any obligation arising as a result of participation under the TARP Capital Purchase Program remains outstanding.

Accordingly, our Board of Directors has proposed the following resolution for shareholder consideration:

Resolved, that the compensation paid or provided to executive officers of Uwharrie Capital Corp (the “Company”) and its subsidiaries, and the Company’s and its subsidiaries’ executive compensation policies and practices, as described in the tabular and narrative compensation disclosures contained in the Company’s proxy statement for its 2009 Annual Meeting, hereby are ratified and approved.

As provided in ARRA, the vote by our shareholders will be a non-binding, advisory vote. The vote will not be binding on our Board of Directors or our Human Resources Committee and will not overrule or affect any previous action or decision by the Board or Committee or any compensation previously paid or awarded, and it will not create or imply any additional duty on the part of the Board or Committee. However, the Board and the Human Resources Committee will take the voting results on the proposed resolution into account when considering future executive compensation matters.

THE BOARD OF DIRECTORS BELIEVES THAT THE COMPANY’S EXECUTIVE COMPENSATION POLICIES AND PRACTICES ARE ALIGNED WITH OUR SHAREHOLDERS’ INTEREST AND RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE RESOLUTION REGARDING EXECUTIVE COMPENSATION.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Examining Committee of the Board of Directors has appointed the firm of Dixon Hughes PLLC, Certified Public Accountants, as the Company’s independent accountants for 2009, and a proposal to ratify that appointment will be submitted for shareholder approval at the Annual Meeting. A representative of Dixon Hughes PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

The Company has paid Dixon Hughes PLLC fees in connection with its assistance in the Company’s annual audit and review of the Company’s financial statements. Sometimes, the Company engages Dixon Hughes PLLC to assist in other areas of financial planning. The following table sets forth the fees paid to Dixon Hughes PLLC in various categories in 2008 and 2007.

All services rendered by Dixon Hughes PLLC during 2008 and 2007 were subject to pre-approval by the Examining Committee.

AUDIT FEES

Category	Amount Paid 2008	Amount Paid 2007
Audit Fees:	$126,250	$118,500
Audits of annual consolidated financial statements and reviews of interim financial statements
Audit-Related Fees:	25,341	31,435
Attest services related to benefit plans and routine accounting consultation
Tax Services:	23,950	14,725
Corporate tax compliance and tax-related advisory services
All Other Fees:	-0-	2,950

Total Fees Paid:	$175,541	$167,610

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES PLLC AS THE COMPANY’S INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM FOR 2009.

Report of the Examining Committee

The Examining Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s and its subsidiaries’ internal audit programs. The Examining Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Examining Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2008, the Examining Committee reviewed and discussed the audited financial statements with management. The Examining Committee also discussed with the independent auditors, Dixon Hughes PLLC, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Furthermore, the Examining Committee received from Dixon Hughes PLLC disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed such information with Dixon Hughes PLLC.

Based on the review and discussions above, the Examining Committee (i) recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes PLLC as auditors for 2009.

The Examining Committee has considered whether the principal accountant’s provision of other non-audit services to the Company is compatible with maintaining the independence of Dixon Hughes PLLC. The Examining Committee has determined that it is compatible with maintaining the independence of Dixon Hughes PLLC.

This report is submitted by the Examining Committee:

John W. Shealy – Chair	Joe S. Brooks
Ronald T. Burleson	Thomas M. Hearne
Charles D. Horne	Joseph R. Kluttz, Jr.
W. Stephen Aldridge, III (Bank of Stanly representative)
Emmett S. Patterson (Anson Bank & Trust Co. representative)
Estus B. White (Cabarrus Bank & Trust Company representative)

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly be presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.

PROPOSALS OF SHAREHOLDERS

Any proposal of a shareholder which is intended to be presented at the Company’s 2010 Annual Meeting must be received by the Company at its main office in Albemarle, North Carolina, no later than December 1, 2009, to be considered timely received for inclusion in the proxy statement and appointment of proxy to be distributed in connection with that meeting. If a proposal for the 2010 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 15, 2010 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to the Chairman of the Board of Directors, Uwharrie Capital Corp, P.O. Box 338, Albemarle, North Carolina 28002-0338, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by applicable SEC rules and regulations, the Company has furnished a notice of internet availability of proxy materials to all shareholders as part of this proxy statement and all shareholders will have the ability to access this proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the SEC, by logging on at www.uwharrie.com/vote.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S 2008 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TAMARA M. SINGLETARY, EXECUTIVE VICE PRESIDENT – INVESTOR RELATIONS AND CORPORATE SECRETARY, P.O. BOX 338, ALBEMARLE, NORTH CAROLINA 28002-0338.

UWHARRIE CAPITAL CORP

132 North First Street, Albemarle, North Carolina 28001

Voting Instructions

Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote your shares for you. You can do that in one of the following two ways.

Voting by Proxy Card

•	You can mark, sign and return the proxy card (this entire sheet) below in the enclosed postage-paid envelope.

Voting by Internet

•

You can go to the Internet website www.uwharrie.com/vote. When you are prompted for your “control number,” enter the number printed just above your name on the reverse side of the proxy card, and then follow the instructions you will be given. You do not need to sign and return a proxy card when you vote by Internet. When you vote by Internet, you will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the Proxies is described in the proxy card below and in our proxy statement for the Annual Meeting.

You should note that you may vote by the Internet only until 5:00 p.m. on May 11, 2009, which is the day before the Annual Meeting.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site.

Please call your software or Internet provider for further information if needed.

PROXY CARD

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Roger L. Dick, Brendan P. Duffey and Christy D. Stoner, (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of Uwharrie Capital Corp (the “Company”) held of record by the undersigned on March 6, 2009, at the Annual Meeting of Shareholders of the Company to be held at the Stanly County Agri-Civic Center at 26032 Newt Road, Albemarle, North Carolina, at 6:30 p.m. on May 12, 2009, and at any adjournments thereof:

1.	ELECTION OF DIRECTORS:
	Election of six (6) Directors, each for three (3) year terms and one (1) director for a two (2) year term or until their successors are duly elected and qualified.	☐ FOR all nominees listed below (except as indicated otherwise below)	☐WITHHOLD authority to vote for all nominees listed below

Nominees for Three-Year Terms:	W. Stephen Aldridge, III, Bill C. Burnside, W. Kenneth Huntley, Joseph R. Kluttz, Jr.,
Lee Roy Lookabill, Jr. and Edward B. Tyson

Nominee for Two-Year Term: Barry S. Moose

Instruction: To withhold authority to vote for one or more nominees, write that nominee’s name on the line provided below.

2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION. To vote on a non-binding, advisory resolution to endorse and approve compensation paid or provided to our executive officers and our executive compensation policies and practices.

☐FOR ☐AGAINST ☐ABSTAIN

3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Proposal to ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2009.

☐FOR ☐AGAINST ☐ABSTAIN

4.	OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND

RETURN IT IN THE BUSINESS REPLY ENVELOPE PROVIDED.

UWHARRIE CAPITAL CORP

The shareholders of Uwharrie Capital Corp are invited to attend a dinner preceding the business meeting of the 2009 Annual Meeting of Shareholders to be held Tuesday, May 12, 2009, at the Stanly County Agri-Civic Center at 26032 Newt Road, Albemarle, North Carolina. Dinner will begin at 4:30 p.m. and the business meeting will begin at 6:30 p.m.

DINNER RESERVATION:

Please mark the box to the right if you plan to attend the dinner:    ☐ I (we) plan to attend the dinner; # attending

If you are voting via the Internet and plan to attend the dinner, please indicate your attendance when prompted to do so on the voting site.

Please print name(s) of person(s) attending

COMMENTS and QUESTIONS:

Daytime telephone number:	Email address:

I (We) direct that the shares represented by this appointment of proxy be voted as instructed on the reverse side of this proxy. In the absence of any instruction, those shares may be voted “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposals 2 and 3. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with Uwharrie’s Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Dated: , 2009
Signature	Signature (if held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure your shares are represented and that a quorum is present at the Annual Meeting, please date, sign and return your appointment of proxy in the envelope provided whether or not you plan to attend the meeting.